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                                  Exhibit 99.1

                   AMENDMENT TO RESTATED EMPLOYMENT AGREEMENT

     This Amendment made this 31st day of March, 1998 by and between Leon Machiz, 80 Cutter Mill Road, Great Neck, NY 11021 ("Machiz") and Avnet, Inc., a New York corporation, with offices at 80 Cutter Mill Road, Great Neck, NY 11021 (the "Corporation").

                                  WITNESSETH:

     WHEREAS, on June 29, 1996 the parties entered into a Restated Employment Agreement (the "Agreement"); and

     WHEREAS, Machiz has provided valuable services to the Corporation as its Chief Executive Officer and Chairman of the Board;

     WHEREAS, the Corporation wishes to retain the services of Machiz as Chief Executive Officer and Chairman of the Board until he ceases full-time employment in accordance with the Agreement;

     WHEREAS, the Corporation wishes to provide for the orderly transition of the management of the Corporation following Machiz' termination of employment by retaining the services of Machiz as a Consultant after he ceases full-time employment in accordance with the Agreement;

     WHEREAS, the parties desire to make certain clarifications and modifications to the Agreement;

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     NOW, THEREFORE, in consideration of the sum of $1.00 each to the other in hand paid, the receipt whereof is hereby acknowledged and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Paragraph 7(d) of the Agreement shall be replaced by the following:

   "(d) Office and Secretarial Services. (i) For three (3) years during which Machiz shall provide consulting and advisory services to the Corporation pursuant to this paragraph 7, the Corporation shall provide Machiz, at the Corporation's expense, with a suitable and professionally decorated office of comparable size to that which Machiz occupied just prior to ceasing full-time employment and with such office furniture, decoration and equipment (including telephone, computer, fax, et cetera) similar to that which was previously utilized by Machiz prior to ceasing full-time employment and (ii) for the five
(5) years during which Machiz shall provide consulting and advisory services pursuant to this paragraph 7, the Corporation shall provide Machiz, at the Corporation's expense, with a budget of up to $250,000 for Machiz to use during such five (5) years of his consultancy to provide for other costs and expenses he may wish to have the

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         Corporation incur on his behalf related to his consultancy, including but not limited to charitable contributions he may recommend to the Corporation as well as for secretarial and other personnel services as Machiz may determine to be necessary; provided, however, that the Corporation shall also be responsible for paying for fringe benefits and FICA/payroll taxes related to such personnel and for the costs attendant to moving offices, if necessary, and for operating and maintaining office, telephone, computer, photocopying and telecopy equipment (including such equipment currently located at Machiz' home and in his automobile) so that the net amount available to Machiz to provide for such other costs and expenses is $250,000. Within 90 days after the end of such 5-year period the Corporation will render to Machiz an accounting of the amounts expended by the Corporation with respect to the $250,000 budget so that if any of such amount remains, Machiz may designate such unspent amount to be contributed to a charity of his choosing, within the guidelines of the Corporation."

2. With respect to the compensation of $250,000 per annum to be paid to Machiz during his consultancy pursuant to paragraph 7(b) of the Agreement, in the event of a Change in Control (as


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    hereinafter defined) or the occurrence of three (3) Loss Years (as hereinafter defined) occurring at any time after Machiz first becomes a consultant, Machiz may elect by giving written notice to the Corporation to receive a single lump sum payment in lieu of any semi-monthly payments then remaining unpaid for the full 5-year term of the consultancy. If Machiz elects to receive such a lump sum payment, then he shall receive from the Corporation, within thirty (30) days after the giving of such notice, in lieu of all such remaining semi-monthly payments, a single lump sum (the "First Lump Sum") equal to the present value at the date of receipt of such stream of remaining semi-monthly payments, calculated using a discount rate of seven percent (7%) per annum.

3. With respect to the supplemental fixed post-employment benefit of $100,000 per annum to be paid to Machiz after ceasing full-time employment pursuant to paragraph 8(a) of the Agreement, in the event a Change in Control or the occurrence of three (3) Loss Years occurring at any time after Machiz first becomes a consultant, Machiz may elect by giving written notice to the Corporation to receive a single lump sum payment in lieu of any monthly payments then remaining unpaid. If Machiz elects to receive such a lump sum payment, then he


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   shall receive from the Corporation, within thirty (30) days after the giving of such notice, in lieu of all remaining monthly payments to Machiz and his estate pursuant to paragraph 8(a), a single lump sum (the "Second Lump Sum") equal to the greater of (a) the present value at the date of receipt of the difference between $1,000,000 (the guaranteed minimum amount) and any monthly amounts already then paid in respect of such supplemental post-employment payments pursuant to paragraph 8(a) of the Agreement, calculated using an annual discount rate of seven percent (7%) and assuming that the $1,000,000 would have otherwise been payable in equal monthly installments over a period of 120 months on the first day of each month; or (b) an amount equal to the cost at such time to purchase a lifetime annuity from an insurance company of the remaining unpaid portion of such supplemental post-employment payments (including payments of $100,000 a year for the remainder of Machiz' life with a guarantee of at least $1,000,000 less any sums previously paid).

4. In the event of the occurrence of one (1) Loss Year occurring at any time after Machiz first becomes a consultant, Machiz may, at his option, give written notice to the Corporation of his election to require that an amount equal to the aggregate

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     of the First Lump Sum and the Second Lump Sum, calculated in accordance with the methodologies in paragraphs 2 and 3 above, be deposited as promptly as practicable in a grantor trust to be established by the Corporation at its expense and to be used in connection with payment to Machiz of (a) the semi-monthly payments during his consultancy pursuant to paragraph 7(b) of the Agreement and (b) the supplemental fixed post-employment benefit pursuant to paragraph 8(a) of the Agreement. In the event that Machiz has the right and elects to receive the First Lump Sum and/or the Second Lump Sum in accordance with paragraphs 2 and/or 3 above, then the Corporation and Machiz shall cooperate fully and take whatever steps may be necessary so that any amount in the grantor trust may be utilized in connection with such payment to Machiz.

5.   For the purposes of this Amendment, the following definitions shall apply:

     (a)  "Change in Control" shall mean:

          i. Continuing Directors no longer constitute at least 2/3 of the Corporation's Board of Directors; or

          ii. any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 (the "1934 Act")), together with its affiliates,


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               becomes the beneficial owner, directly or indirectly, of 20% of or more of the Corporation's then outstanding common stock or 20% or more of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of the Corporation's directors; or

          iii. the approval by the Corporation's stockholders of the merger or consolidation of the Corporation with any other corporation, the sale of substantially all of the assets of the Corporation or the liquidation or dissolution of the Corporation, unless, in the case of merger or consolidation, the then-Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the 1934 Act) of such corporation; or

          iv. at least 2/3 of the then-Continuing Directors in office immediately prior to any other action proposed to be taken by the Corporation's


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               stockholders or by the Corporation's Board of Directors
               determines that such proposed action, if taken, would constitute a change of control of the Corporation and such action is taken.

     (b)  "Continuing Director" shall mean any individual who is either:

          i. a member of the Corporation's Board of Directors on August 1, 1997; or

          ii. was designated (before such person's initial election as a Director) as a Continuing Director by a majority of the then-Continuing Directors.

     (c) "Loss Year" shall mean a fiscal year of the Corporation in which the "annual net earnings per share" (as defined in paragraph 4(b) of the Agreement) shall be a negative number.

6. The Corporation and Machiz acknowledge that upon his retirement from full-time employment with the Corporation Machiz will have eight (8) weeks of accrued but unused vacation, in respect of which the Corporation shall pay to Machiz upon his retirement, and within 15 days after the financial results for the Corporation's 1998 fiscal year have been determined and released to the public, an amount equal to


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         8/52 of the average of the cash compensation (base salary plus incentive compensation) earned by him during the last three fiscal years of his full-time employment. The Corporation will make appropriate tax withholdings on the amount paid.

7. All other provisions of the Agreement as previously amended and modified shall remain in full force and effect. This Amendment, together with the Agreement, contains the entire agreement of the parties with respect to the subject matter herein; all prior agreements except those related to stock options, the Incentive Stock Program, the Executive Life/Supplemental Retirement Program, and other employee benefit plans of the Corporation are specifically superseded; and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification or change is sought to be enforced.

8. In the event there are any terms and conditions of the Agreement which conflict with the terms and conditions of this Amendment, the terms and conditions of this Amendment shall supersede such terms and conditions of the Agreement.

9. All notices pursuant hereto shall be given by certified mail, return receipt requested, addressed to the parties hereto at


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    the addresses set forth above, or to such other addresses as may hereinafter be specified by notice in writing in the same manner by any party or parties.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

                                    AVNET, INC.

                                By: /s/ Raymond Sadowski
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                                    /s/ Leon Machiz
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                                    Leon Machiz

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